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                            FORM N-1A, Item 23(h)(2)
                   AMENDMENT TO FUND ADMINISTRATION AGREEMENT
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                        Fund Administration Fee Schedule
                                       For
                             OneAmerica Funds, Inc.
                                 (April 1, 2006)

Fund Administration Services - See Below For List of Services

2.5 basis points, per annum, on the first $1 Bi1lion of assets of the portfolio 2 basis points on the excess

Minimum Fee: There is an annual minimum fee of $35,000.00 per Fund*
(* The minimum Fund Administration charge will be prorated monthly. The minimum applies against the total asset fees generated from all four portfolios)

Tax Services

..    Maintain books and records in accordance with  requirements of Subchapter M and other relevant sections of the Internal Revenue Code.

..    Calculate  required  income/capital  gain  distributions in compliance with income/excise tax distribution requirements with Fund independent audit review. Monitor compliance with IRC quarterly and annual tests, including: distributions, qualified income and diversification.

..    Review all dividend  declarations to ensure that such distributions are not
     "preferential" under IRC

..    Perform wash sales analysis.

..    Prepare federal,  state, and local income tax returns for the Fund and file such returns upon approval of the Fund's independent accountants.

Compliance

..    Monitor overall  compliance by the Fund with its policies and  restrictions as delineated in its Prospectus and as delineated in the Investmenct Company Act of 1940.

..    Maintain overall regulatory calendar.

..    Coordinate  periodic  updating of  the;Fund's  Registration  Statement  and
     Prospectus.

..    Prepare  regular  Board  of  Director  meeting  packages.   Which  includes
     quarterly results of compliance reviews and testing.

..    Assist in obtaining Fidelity Bond and E&O/D&O insurance coverage.

..    Assist  in  responding  to  inquiries  from  the SEC and  other  regulatory authorities.

..    Monitor authorized shares against shares outstanding for each Fund.

..    Notify Fund  officers of mark to market issues  pursuant to  Board-approved procedures

..    Provide  assistance  with  respect  to  audits  by the  Fund's  Independent accountants

..    Consult  and  advise  the  Fund'  s  portfolio  managers  with  respect  to compliance matters

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Reporting

..    Prepare Form N-SAR, N-30D and notices pursuant to Rule24-2.

..    Prepare semi-annual and annual reports to shareholders.

..    Prepare statistical reports for information services.

..    Establish expense accruals,  maintain expense files and coordinate  payment of invoices.

..    Assist Fund's Independent Accountants with17f-2

..    Prepare annual Fund expense budget and monthly accrual analysis.

Out of Pocket Expenses

The Out of Pocket Expenses can include, but are not limited to, expenses for mailing reports via courier and any other expenses BNY may incur.

Billing Cycle -

The above fee will be billed on a monthly basis.

                                   Portfolios

OneAmerica Asset Director Portfolio
OneAmerica Money Market Portfolio
OneAmerica Investment Grade Bond Portfolio
OneAmerica Value Portfolio
OneAmerica Socially Responsive Portfolio

OneAmerica Funds, Inc.                          The Bank of New York

Accepted by: /s/ Constance E. Lund              Accepted By:/s/ Edward G. MaGann

Title: Treasurer                                Title: Managing Director

Date: 3/6-06                                    Date: 03/02/06

                              The Bank of New York

                                   EXHIBIT A
                    TO THE ADMINISTRATION AGREEMENT BETWEEN
                              THE BANK OF NEW YORK
                                      AND
                             ONEAMERICA FUNDS, INC.

                           (DATED DECEMBER 10, 2002)

                                   PORTFOLIOS

                      OneAmerica Asset Director Portfolio
                       OneAmerica Money Market Portfolio
                   OneAmerica Investment Grade Bond Portfolio
                           OneAmerica Value Portfolio
                    OneAmerica Socially Responsive Portfolio